EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Meyer
201-414-2002	212-624-3912
rfisher@webmd.net	jmeyer@webmd.net

WEBMD REPORTS THIRD QUARTER RESULTS

ELMWOOD PARK, NJ (November 4, 2004) – WebMD Corporation (NASDAQ: HLTH) today announced financial results for the three months ended September 30, 2004.

Key Financial Highlights

Revenue for the third quarter was $299.6 million compared to $250.6 million a year ago, an increase of 19.5%. Income before restructuring, taxes, non-cash and other items for the third quarter was $38.0 million or $0.11 per share compared to $28.7 million or $0.09 per share a year ago. Income from continuing operations for the third quarter was $8.2 million or $0.02 per share compared to income from continuing operations of $9.5 million or $0.03 per share a year ago.

As of September 30, 2004, WebMD had approximately $650 million in cash, short-term investments and long-term marketable debt securities.

“Our third quarter results were consistent with our expectations,” said Kevin Cameron, Chief Executive Officer of WebMD Corporation. “We made progress against our strategic and operational objectives, which contributed in part to improved results for the quarter. We will continue to focus on accelerating payer and provider adoption of enhanced products and services that take advantage of the technologies available today.”

Segment Operating Results

WebMD Business Services revenue was $174.6 million for the third quarter compared to $132.0 million in the prior year, an increase of 32.3%. The $42.7 million increase in WebMD Business Services revenues includes $29.7 million of revenues from customers acquired in recent acquisitions. Income before taxes, non-cash and other items was $31.8 million compared to $21.8 million in the prior year. Operating margins increased as a result of higher operating margins of recent acquisitions.

WebMD Practice Services revenue was $76.9 million for the third quarter compared to $75.5 million in the prior year. Income before taxes, non-cash and other items was $5.9 million compared to $3.7 million in the prior year. These results primarily reflect the increased margin associated with increased revenue and operating efficiencies.

WebMD Health revenue was $37.0 million for the third quarter compared to $31.2 million in the prior year, a gain of 18.8%, primarily driven by continued growth in online promotion, education from our public portal, and benefits and health management solutions from our private portals. Income before taxes, non-cash and other items was $10.0 million compared to $8.7 million in the prior year.

Porex revenue was $19.4 million for the third quarter compared to $19.1 million in the prior year, an increase of 1.5%. Income before taxes, non-cash and other items was $5.8 million compared to $5.7 million in the prior year.

Financial Guidance

WebMD provided guidance for the remainder of 2004 in a Form 8-K furnished to the Securities and Exchange Commission today. This guidance includes revenues for the fourth quarter of $305 to $310 million; income before taxes, non-cash and other items of $0.13 per share and net income of $0.06 per share.

At WebMD Business Services, the Company expects growth from its new suite of value added services; however, it also expects that revenue from traditional EDI services may decline. If this decline does occur, it may not be offset until the latter half of 2005, due to the implementation cycles associated with many of its new products. WebMD intends to provide full financial guidance for 2005 in January.

Company Intends to Pursue IPO of WebMD Health Business

Based on the recommendations of the Company’s outside advisers, WebMD has decided to take the steps necessary to sell approximately 10% of the equity of WebMD Health in an initial public offering. The

Company expects to file a registration statement for the WebMD Health IPO in early 2005, after the release of its year-end financial statements, subject to the Board’s evaluation of market conditions at that time.

Analyst and Investor Conference Call

WebMD will hold a conference call with investors and analysts to discuss these results at 4:45 pm (eastern) on November 4, 2004. The call can be accessed at www.webmd.com (in the About WebMD section). A replay of the audio webcast will be available at the same web address.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of physician practice management software and related services. WebMD Business Services is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications. Porex customers include both end-users of its finished products as well as manufacturers that include Porex components in their products.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of WebMD Health securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: our guidance on future financial results and other projections or measures of future performance of WebMD; the planned IPO of WebMD Health equity; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; the prospects for new applications of porous plastics and other porous media; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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This press release includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: WebMD’s income before restructuring, taxes, non-cash and other items; income before taxes, non-cash and other items; and related per share amounts. WebMD believes that those non-GAAP measures, and changes in those measures, are meaningful indicators of WebMD’s performance and provide additional information that WebMD management finds useful in evaluating such performance and in planning for future periods. Accordingly, WebMD believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The tables attached to this press release contain historical GAAP financial measures and a reconciliation between historical GAAP and non-GAAP financial measures. WebMD is filing a Current Report on Form 8-K today containing this press release. Exhibit 99.3 to that Current Report includes a reconciliation of certain forward-looking non-GAAP information to GAAP financial information.

-Tables Follow-